UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  February 12, 2009

NeoPharm, Inc.

(Exact name of registrant as specified in its charter)

Delaware	33-90516	51-0327886
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Waukegan Road, Suite 970 Lake Bluff, Illinois		60044
(Address of principal executive offices)		(Zip Code)

(Registrant’s telephone number, including area code)   (847) 887-0800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (18 CFR 240.13e-4(c)).

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Previously the Company had reported that it had terminated its former President, Guillermo Herrera, for cause and that as a result no salary continuation was due to him.  The Company has now agreed, as part of a settlement of litigation filed by Mr. Herrera against the Company arising from his termination, that Mr. Herrera’s termination should be considered to have been without cause and that a payment will be made to Mr. Herrera in accordance with the terms of such settlement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOPHARM, INC.

	By:	/s/ Laurence P. Birch
Laurence P. Birch,
President and Chief Executive Officer

Dated: February 12, 2009